                                                                     EXHIBIT 4.1

                                                                  CONFORMED COPY




                                    FIRST AMENDMENT dated as of August 31, 1998
                           (this "Amendment"), among OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (hereinafter called the "Company"), the banks (the "Banks") party to the Credit Agreement (as defined below), MORGAN GUARANTY TRUST COMPANY OF NEW YORK and BANCAMERICA SECURITIES, INC., as co-syndication agents (hereinafter, in such capacity, together with any successor to either thereof in such capacity, the "Co-Syndication Agents", with each reference herein to the "Syndication Agent" in the singular meaning MORGAN GUARANTY TRUST COMPANY OF NEW YORK), THE CHASE MANHATTAN BANK, as documentation agent (hereinafter, in such capacity, together with any successor thereto in such capacity, the "Documentation Agent"), THE BANK OF NOVA SCOTIA, as administrative agent (hereinafter, in such capacity, together with any successor thereto in such capacity, the "Administrative Agent"), and ABN AMRO BANK N.V., THE BANK OF NEW YORK, CANADIAN IMPERIAL BANK OF COMMERCE, CITICORP USA, INC., CREDIT LYONNAIS NEW YORK BRANCH, CREDIT SUISSE FIRST BOSTON, BANKBOSTON, N.A., THE FUJI BANK, LIMITED, LOS ANGELES AGENCY, THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY, NATIONSBANK, N.A., ROYAL BANK OF CANADA, TORONTO DOMINION (TEXAS), INC. and UBS AG, as co-agents (hereinafter, in such capacity, the "Co-Agents").

                  A. Reference is made to the Credit Agreement dated as of March 20, 1997 (the "Credit Agreement"), among the Company, the Banks, the
               ----------------
Co-Syndication Agents, the Documentation Agent, the Administrative Agent and the Co-Agents. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

                  B. The Company has requested that the Banks amend certain provisions of the Credit Agreement. The Banks are willing to do so, subject to the terms and conditions of this Amendment.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1.  Amendment to Section 1.01.  Section 1.01 of the
                              -------------------------
Credit Agreement is hereby amended by:

         (a) inserting in the appropriate alphabetical order the following definition:

                           ""Capital Securities" means, with respect to the
                  Company, (i) mandatorily redeemable capital trust securities of trusts which are Subsidiaries and the subordinated debentures of the Company in which the proceeds of the issuance of such capital trust securities are invested, which securities and debentures have an initial final maturity of at least thirty



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                                                                               2

                  years, have no scheduled amortization prior to maturity and, in the case of the debentures, allow for the deferral of interest payments for up to five years and have been subordinated to all other indebtedness of the Company and (ii) other securities whose basic structure and terms are similar to those described in (i) which qualify as tier 1 capital under the capital adequacy rules and guidelines of the U.S. Federal Reserve Board applicable to U.S. bank holding companies; provided, however, that in the case of (i) and
                  (ii), such capital securities are accounted for on the financial statements of the Company as a minority interest, Company-Obligated Mandatorily Redeemable Preferred New Capital Securities of Subsidiary Trust Holding Solely New Subordinated Debentures of the Company, or similar balance sheet designation not included in liabilities."

         (b) replacing the definition of "Consolidated Debt" with the following:

                           ""Consolidated Debt" means the sum of, without
                  duplication (i) Consolidated Funded Debt, including that portion of Consolidated Funded Debt maturing within one year from the date of such determination, (ii) Consolidated Short-Term Borrowings and (iii) obligations reflected for financial reporting purposes as deferred credits for revenue from sales of future production of the Company and its Specified Subsidiaries, minus, through January 5, 1999, the sum of the outstanding principal amounts of two promissory notes, dated January 30, 1998, issued by KN Energy, Inc. to the order of the Company in the principal amounts of $1,000,000,000 and $394,846,122, respectively, each maturing
                  January 4, 1999, to the extent that the Company shall not have assigned, granted a participation in or lien on, or otherwise transferred such notes or any interest therein; provided, however, that Consolidated Debt shall in no event include any Capital Securities of the Company or any of its Subsidiaries."

         (c) replacing the definition of "Tangible Net Worth" with the following:

                           ""Tangible Net Worth" of any Person means the sum of
                  the amounts set forth on the balance sheet of such Person as
                  (a) the par or stated value of all outstanding capital stock,
                  (b) the amount of the Capital Securities of such Person, without duplication of the mandatorily redeemable capital trust securities and the subordinated debentures of the Company in which the proceeds of the issuance of such capital trust securities are invested; provided that the aggregate amount of Capital Securities added pursuant to this clause (b) at any time of issuance thereof shall not exceed 5% of the sum of Consolidated Debt and Consolidated Adjusted Tangible Net Worth, calculated as of the time of such issuance of any such securities and (c) capital surplus, earned surplus and premium on capital stock less (i) the par or stated value of all redeemable preferred stock, (ii) that portion of the book value of all assets which would be treated as intangibles under generally accepted accounting principles, including without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expenses, and (iii) all



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                                                                               3

                  investments in or advances to Excepted Subsidiaries appearing on the asset side of such balance sheet."

                  SECTION 2.  Conditions to Effectiveness.  This Amendment shall
                              ---------------------------
become effective as of the date first above written upon receipt by the Syndication Agent of duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Company and the Required Banks.

                  SECTION 3.  GOVERNING LAW.  THIS AMENDMENT SHALL BE DEEMED TO
                              -------------
BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 4.  Execution in Counterparts.  This Amendment may be
                              -------------------------
executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Delivery of an executed signature page to this Amendment by facsimile shall be as effective as delivery of a manually signed counterpart of this Amendment.

                  SECTION 5.  Expenses.  The Company agrees to reimburse the
                              --------
Syndication Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Syndication Agent.

                  SECTION 6.  Terms and Conditions.  Except as specifically
                              --------------------
modified herein, all other terms and conditions of the Credit Agreement shall remain in full force and effect.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first above written.

                                 OCCIDENTAL PETROLEUM CORPORATION,

                                    by
                                        /s/    J.R. Havert
                                       ----------------------------------------
                                       Name:   J.R. Havert
                                       Title:  Senior Assistant Treasurer



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                                                                               4

                                 MORGAN GUARANTY TRUST COMPANY OF
                                 NEW YORK, in its individual capacity and as Syndication Agent,

                                    by
                                        /s/    Diana H. Imhof
                                       ----------------------------------------
                                       Name:   Diana H. Imhof
                                       Title:  Vice President

                                 ABN AMRO BANK N.V.,

                                    by
                                        /s/    Paul K. Stimpfl
                                       ----------------------------------------
                                       Name:   Paul K. Stimpfl
                                       Title:  Group Vice President


                                        /s/    Shikha Rehman
                                       ----------------------------------------
                                       Name:   Shikha Rehman
                                       Title:  Assistant Vice President

                                 ARAB BANK PLC,

                                    by
                                        /s/    Nofal S. Barbar
                                       ----------------------------------------
                                       Name:   Nofal S. Barbar
                                       Title:  Executive Vice President

                                 AUSTRALIA AND NEW ZEALAND BANKING
                                  GROUP LIMITED,

                                    by

                                       ----------------------------------------
                                       Name:
                                       Title:

                                 BANCA DI ROMA SPA,

                                    by
                                        /s/    Richard G. Dietz
                                       ----------------------------------------
                                       Name:   Richard G. Dietz
                                       Title:  97271

                                    by

                                        /s/    Augusto Bianchi
                                       ----------------------------------------
                                       Name:   Augusto Bianchi
                                       Title:  97911



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                                                                               5

                                 BANK OF AMERICA NATIONAL TRUST AND
                                 SAVINGS ASSOCIATION,

                                    by
                                        /s/    Paul L. Colon
                                       ----------------------------------------
                                       Name:   Paul L. Colon
                                       Title:  Vice President

                                 BANKBOSTON, N.A.,

                                    by
                                        /s/    Sarah P.Z. Dwyer
                                       ----------------------------------------
                                       Name:   Sarah P.Z. Dwyer
                                       Title:  Vice President

                                 BANK OF MONTREAL,

                                    by
                                        /s/    Cahal B. Carmody
                                       ----------------------------------------
                                       Name:   Cahal B. Carmody
                                       Title:  Director

                                 THE BANK OF NOVA SCOTIA,

                                    by
                                        /s/    M. Van Oterloo
                                       ----------------------------------------
                                       Name:   M. Van Oterloo
                                       Title:  Senior Relationship Manager

                                 THE BANK OF NEW YORK,

                                    by
                                        /s/    Ian K. Stewart
                                       ----------------------------------------
                                       Name:   Ian K. Stewart
                                       Title:  Senior Vice President

                                 BANQUE NATIONALE DE PARIS,

                                    by
                                        /s/    Clive Bettles
                                       ----------------------------------------
                                       Name:   Clive Bettles
                                       Title:  SVP & Manager

                                    by

                                        /s/    Mitchell M. Ozawa
                                       ----------------------------------------
                                       Name:   Mitchell M. Ozawa
                                       Title:  Vice President



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                                                                               6


                                 BBL INTERNATIONAL (U.K.) LIMITED,

                                    by
                                        /s/    Marie-Claire Swinnen
                                       ----------------------------------------
                                       Name:   Marie-Claire Swinnen
                                       Title:  Authorized Signatory


                                    by
                                        /s/    Alun Michael
                                       ----------------------------------------
                                       Name:   Alun Michael
                                       Title:  AGM


                                 CANADIAN IMPERIAL BANK OF
                                 COMMERCE,

                                    by

                                       ----------------------------------------
                                       Name:
                                       Title:


                                 THE CHASE MANHATTAN BANK,

                                    by
                                        /s/    Peter M. Ling
                                       ----------------------------------------
                                       Name:   Peter M. Ling
                                       Title:  Vice President


                                 CITICORP USA, INC.,

                                    by
                                        /s/    Mark Stanfield Packard
                                       ----------------------------------------
                                       Name:   Mark Stanfield Packard
                                       Title:  Vice President


                                 CREDIT LYONNAIS NEW YORK BRANCH,

                                    by
                                        /s/    Philippe Soustra
                                       ----------------------------------------
                                       Name:   Philippe Soustra
                                       Title:  Senior Vice President



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                                                                               7

                                 CREDIT SUISSE FIRST BOSTON,

                                    by
                                        /s/    Douglas E. Maher
                                       ----------------------------------------
                                       Name:   Douglas E. Maher
                                       Title:  Vice President


                                    by
                                        /s/    James P. Moran
                                       ----------------------------------------
                                       Name:   James P. Moran
                                       Title:  Director


                                 DRESDNER BANK AG, NEW YORK BRANCH
                                 AND GRAND CAYMAN BRANCH,

                                    by

                                       ----------------------------------------
                                       Name:
                                       Title:


                                    by

                                       ----------------------------------------
                                       Name:
                                       Title:

                                 THE FUJI BANK, LIMITED, LOS ANGELES
                                 AGENCY,

                                    by
                                        /s/    Masahito Fukuda
                                       ----------------------------------------
                                       Name:   Masahito Fukuda
                                       Title:  Joint General Manager

                                 GULF INTERNATIONAL BANK B.S.C.,

                                    by
                                        /s/    Abdel-Fattah Tahoun
                                       ----------------------------------------
                                       Name:   Abdel-Fattah Tahoun
                                       Title:  Senior Vice President

                                    by

                                        /s/    William B. Shepard
                                       ----------------------------------------
                                       Name:   William B. Shepard
                                       Title:  Vice- President



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                                                                               8

                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                 LOS ANGELES AGENCY,

                                    by
                                        /s/    Stephen A. Arce
                                       ----------------------------------------
                                       Name:   Stephen A. Arce
                                       Title:  Vice President


                                 KBC BANK N.V.,

                                    by
                                        /s/    Robert Snauffer
                                       ----------------------------------------
                                       Name:   Robert Snauffer
                                       Title:  First Vice President


                                    by
                                        /s/    Marcel Claes
                                       ----------------------------------------
                                       Name:   Marcel Claes
                                       Title:  Deputy General Manager


                                 MELLON BANK, N.A.,

                                    by
                                        /s/    Lawrence C. Ivey
                                       ----------------------------------------
                                       Name:   Lawrence C. Ivey
                                       Title:  Vice President


                                 NATIONAL WESTMINSTER BANK PLC, NEW
                                 YORK BRANCH AND NASSAU BRANCH


                                    by
                                        /s/    Kevin Howard
                                       ----------------------------------------
                                       Name:   Kevin Howard
                                       Title:  Executive Vice President


                                 NATIONSBANK, N.A.,

                                    by
                                        /s/    Tracey S. Barclay
                                       ----------------------------------------
                                       Name:   Tracey S. Barclay
                                       Title:  SVP




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                                                                               9

                                 ROYAL BANK OF CANADA,

                                    by
                                        /s/    Andrew C. Williamson
                                       ----------------------------------------
                                       Name:   Andrew C. Williamson
                                       Title:  Senior Manager


                                 THE SAKURA BANK, LIMITED,

                                    by
                                        /s/    Masayuki Kobayashi
                                       ----------------------------------------
                                       Name:   Masayuki Kobayashi
                                       Title:  Joint General Manager


                                 STANDARD CHARTERED BANK,

                                    by
                                        /s/    Kristina McDavid
                                       ----------------------------------------
                                       Name:   Kristina McDavid
                                       Title:  Vice President


                                    by
                                        /s/    Yoo Hee Kim
                                       ----------------------------------------
                                       Name:   Yoo Hee Kim
                                       Title:  Relationship Manager


                                 TORONTO DOMINION (TEXAS), INC.,

                                    by
                                        /s/    Jimmy Simien
                                       ----------------------------------------
                                       Name:   Jimmy Simien
                                       Title:  Vice President



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                                                                              10

                                 UBS AG, (as successor by merger to Union Bank of Switzerland), by New York Branch,

                                    by
                                        /s/    Leo L. Baltz
                                       ----------------------------------------
                                       Name:   Leo L. Baltz
                                       Title:  Director

                                    by

                                        /s/    Eric C. Hanson
                                       ----------------------------------------
                                       Name:   Eric C. Hanson
                                       Title:  AD


                                 UNION BANK OF CALIFORNIA, N.A.,

                                    by
                                        /s/    Dustin Gaspari
                                       ----------------------------------------
                                       Name:   Dustin Gaspari
                                       Title:  AVP



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